Exhibit 1

                             Joint Filing Statement
                             ----------------------

         We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated: June 29, 2000

                             MENDHAM INVESTMENTS L.P.

                             By: JWA Investments Corp., its
                                 general partner

                                 By: /s/ John W. Adams
                                     -----------------
                                     John W. Adams
                                     President


                             JWA INVESTMENTS CORP.

                             By: /s/ John W. Adams
                                 -----------------
                                 John W. Adams
                                 President




                             /s/ John W. Adams
                             -----------------
                             John W. Adams

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